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                                                                      Exhibit 10

                               GENERAL RELEASE AND
                              SEPARATION AGREEMENT

      This General Release and Separation Agreement ("AGREEMENT") is made and entered into by and between Kim Wehrenberg ("WEHRENBERG") and Federal Signal Corporation, a Delaware Corporation and its subsidiaries and affiliates ("FEDERAL").

                                  INTRODUCTION

      This AGREEMENT sets forth the terms and conditions pursuant to which WEHRENBERG is separating from employment with FEDERAL.

                              TERMS AND CONDITIONS

      1. Separation. In consideration of the covenants of FEDERAL and WEHRENBERG set forth in this AGREEMENT, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, WEHRENBERG hereby agrees that effective March 1, 2004 ("Resignation Date") he resigns as an officer of FEDERAL.

            After the Resignation Date, WEHRENBERG shall continue employment with FEDERAL in the non-executive position of "Of Counsel," until the earlier of September 1, 2004 or when he begins employment elsewhere (the "Separation Date").

      2. Business Transition. In his capacity as "Of Counsel," WEHRENBERG will perform services as assigned and assist as needed in litigation defense, annual meeting preparation, corporate governance duties and provide a smooth transition to the newly-appointed General Counsel. WEHRENBERG specifically agrees to provide a detailed list of all projects and activities on which he is currently working and a list of annual corporate activities for which he had been responsible. After the Separation Date, WEHRENBERG also agrees to cooperate whenever needed in the preparation for and/or defense of any actual or threatened litigation in which FEDERAL is involved and, when necessary, to be available for consultation with respect to matters with which he had prior involvement. FEDERAL agrees to compensate WEHRENBERG for his assistance rendered after September 1, 2004 at the rate of $360.00 per hour.

      3.    Separation Package.

            3.1 Severance Pay. From the Resignation Date of March 1, 2004 through September 1, 2004 (the "Severance Period"), FEDERAL agrees to continue to pay WEHRENBERG his monthly salary, in effect as of the Resignation Date, minus the legally required deductions for Social Security and Federal, state and local taxes and all benefit contributions as elected.

            3.2 Vacation. WEHRENBERG shall be paid all unused earned or accrued vacation through the Resignation Date. No additional vacation accrual shall occur during the Severance Period.

            3.3 Health Insurance. WEHRENBERG shall be covered by FEDERAL'S group health plan through the Separation Date or until he is employed elsewhere and is eligible for that employer's group health plan, whichever occurs earlier. WEHRENBERG shall be provided with notice of his right to elect COBRA coverage under FEDERAL'S group health plan as soon as administratively feasible after the date his coverage would otherwise end under the preceding sentence.

            3.4 Stock Options. Subject to this AGREEMENT becoming binding and irrevocable: (a) FEDERAL shall cancel Stock Option grants of 8,000 stock options issued 12/9/99, 8,000 stock options also issued 12/9/99 and 10,000 stock options issued 2/6/03 (26,000 total shares); (b) FEDERAL shall grant to WEHRENBERG 36,000 additional stock options as soon as administratively feasible following this AGREEMENT becoming binding and irrevocable. Said 36,000 stock options shall be one hundred percent (100%) vested upon issuance and shall be exercisable for ten (10) years from the date of issuance; and (c) the Stock Option grants listed in Exhibit A to this AGREEMENT which are not fully vested shall all fully vest by the Separation Date. Those options in Exhibit A, unless earlier expired, shall be exercisable until September 1, 2007.

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            3.5   Stock Awards. All Stock Awards issued to WEHRENBERG which do not vest by the Separation Date shall be cancelled.

            3.6 Other Benefits. WEHRENBERG shall be entitled to all vested rights and benefits under FEDERAL'S other employee benefit plans in accordance with their terms.

            Additionally, as of the Separation Date, he shall have full access to the funds which are held on his behalf under a Federal Signal Corporation Rabbi Trust.

            3.7 Expenses. WEHRENBERG represents that he has submitted all outstanding expenses and has cleared all advances.

            4. Outplacement. FEDERAL will make available to WEHRENBERG nine-thousand dollars ($9,000) for direct payment to an outplacement firm of his choice.

            5. Return of Property. WEHRENBERG shall return to FEDERAL on or before the Resignation Date all FEDERAL property in WEHRENBERG'S possession or control, including but not limited to keys, office pass, computers and other office equipment, computer software and related documentation, and any other documents or material that contain confidential or proprietary information of or concerning FEDERAL or its operations.

            6. Release and Other Covenants. In consideration for the Severance Pay, the other payments and benefits described in Section 3, and the other covenants of FEDERAL made herein:

                  a. WEHRENBERG hereby releases and forever discharges FEDERAL and its current and former officers, directors, employees, agents, successors and assigns from and against any and all damages, costs, claims, debts, demands, suits, actions, causes of action and liability of any kind or nature whatsoever, including but not limited to attorneys' fees, whether known or unknown, fixed or contingent, that WEHRENBERG ever had or may now or hereafter have or claim to have or incur as a result of any matter whatsoever from the beginning of time through the date of this AGREEMENT, or based upon the relationship that has heretofore existed between WEHRENBERG and FEDERAL, or arising out of or based upon any act, omission or event which occurred or should have occurred prior to the date of this AGREEMENT. WEHRENBERG also hereby covenants not to file a lawsuit or participate in a class action lawsuit to assert any claims released by WEHRENBERG pursuant to this AGREEMENT. This general release includes but is not limited to claims arising out of or in connection with (i) WEHRENBERG'S employment relationship with FEDERAL; (ii) any allegation that FEDERAL wrongfully or unlawfully terminated, discharged or laid off WEHRENBERG; (iii) any allegation of violation of Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Older Workers Benefit Protection Act of 1990, as amended, the Americans with Disabilities Act, as amended, the Worker's Adjustment and Retraining Notification Act, as amended, the National Labor Relations Act, as amended, the Rehabilitation Act of 1973, as amended, the Illinois Human Rights Act, as amended, the Sarbanes-Oxley Act of 2002; (iv) any allegation of breach of contract, defamation, intentional or negligent infliction of emotional distress, workplace harassment or discrimination, invasion of privacy, violation of public policy, negligence or any other tort; (v) any allegation of a breach of any contract of employment, express or implied, or of a violation of any FEDERAL policy or procedure, of the provisions of the Constitution of the United States or the constitution of any state, and/or of any other law, rule, regulation or ordinance pertaining to employment and/or the termination of employment; and/or
(vi) any other statutory or common law cause of action. This Section 6 is not intended to release any claim arising out of the breach by FEDERAL of any of the terms and conditions of this AGREEMENT, or any claims which cannot be waived or released as a matter of law.

                  b. FEDERAL releases WEHRENBERG of any claims it may have against him arising out of his employment with FEDERAL; and

                  c. WEHRENBERG agrees that he shall not disparage FEDERAL or any of its officers, directors or employees (current or past), or its successors or assigns. FEDERAL agrees that it will not disparage WEHRENBERG.

            7. References. FEDERAL agrees to direct all requests for references to Mr. Welding.

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            8.    Confidentiality. WEHRENBERG acknowledges that, in the course of performing his duties, he gained access to confidential and attorney-client privileged information ("confidential information") which is not available to the public and related to the business affairs of FEDERAL. In view of the foregoing, WEHRENBERG agrees that he shall not disclose to any person or entity any such confidential information that was obtained by WEHRENBERG in the course of his employment by FEDERAL without the prior written consent of FEDERAL. It will not be considered a violation of this Paragraph 8 if WEHRENBERG is required to disclose confidential information pursuant to a lawful subpoena, provided WEHRENBERG gives FEDERAL notice that he has been served with such a subpoena immediately upon receiving service.

                  WEHRENBERG further acknowledges and agrees that FEDERAL'S remedy in the form of monetary damages for any breach by him of any of the provisions of this Section 8 may be inadequate and that, in addition to any monetary damages for such breach, FEDERAL shall be entitled to institute and maintain any appropriate proceeding or proceedings, including an action for specific performance and/or injunction.

            9. Severability. Each of the terms of this AGREEMENT is deemed severable in whole or in part and if any term or provision, or the application thereof, in any circumstance should be illegal, invalid or unenforceable, the remaining terms and provisions shall not be affected thereby and shall remain in full force and effect.

            10. Non-Disclosure of Agreement. WEHRENBERG agrees never to disclose or discuss the terms or existence of this AGREEMENT and/or the discussions that preceded it, except to WEHRENBERG'S spouse, or WEHRENBERG'S attorney or financial advisor as necessary for them to assist him, or as required by law. WEHRENBERG assumes responsibilities for any disclosure by anyone WEHRENBERG informs, pursuant to this Section, about the terms or existence of this AGREEMENT or the discussions and negotiations that preceded it.

            11. Governing Law. This AGREEMENT shall be construed in accordance with the laws of Illinois.

            12. Complete Agreement. WEHRENBERG represents that in executing this AGREEMENT, no promise or inducement has been made to WEHRENBERG except as set forth in this AGREEMENT and that WEHRENBERG is entering into this AGREEMENT without any threat or coercion and without reliance on any statement or representation, written or oral, made by any person representing WEHRENBERG, except as expressly set forth in this AGREEMENT.

                  This AGREEMENT contains the entire agreement between the parties respecting the subject matter hereof and it shall not be modified or altered except by a subsequent written agreement signed by the parties.

            13. Remedies for Breach. In the event that WEHRENBERG breaches any of the terms or provisions of this AGREEMENT, FEDERAL'S obligations under this AGREEMENT shall immediately terminate, including without limitation, all remaining monetary obligations of FEDERAL to WEHRENBERG other than any obligation for vested pension benefits that are outstanding at the time of the breach. WEHRENBERG acknowledges that the remedies at law for a breach of this AGREEMENT may be inadequate and that FEDERAL shall be entitled to injunctive relief from a court of competent jurisdiction to prevent a breach by WEHRENBERG of the terms of this AGREEMENT.

                  In the event FEDERAL breaches this AGREEMENT, WEHRENBERG shall have the same remedies available to him that FEDERAL has in the event of a breach by WEHRENBERG.

            14. Acknowledgement. WEHRENBERG AGREES AND ACKNOWLEDDGES: (A) THAT WEHRENBERG'S WAIVER OF RIGHTS UNDER THIS AGREEMENT IS KNOWING AND VOLUNTARY; (B) THAT THIS AGREEMENT COMPLIES IN FULL WITH ALL OF THE REQUIREMENTS OF THE OLDER WORKERS' BENEFITS PROTECTION ACT, AS AMENDED; (C) THAT WEHRENBERG UNDERSTANDS THE TERMS OF THIS AGREEMENT; (D) THAT THE SEVERANCE PAY AND OTHER PAYMENTS AND BENEFITS BEING PROVIDED TO WEHRENBERG EXCEED WHAT WOULD NORMALLY BE RECEIVED BY AN EMPLOYEE WHO RESIGNS FROM EMPLOYMENT OR WHO IS TERMINATED BY FEDERAL AND THAT THE ADDITIONAL CONSIDERATION IS IN EXCHANGE FOR THE COVENANTS THAT WEHRENBERG HAS MADE IN THIS AGREEMENT; (E) THAT WEHRENBERG IS ADVISED IN WRITING BY FEDERAL TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT; (F) THAT FEDERAL HAS GIVEN WEHRENBERG A PERIOD OF TWENTY-ONE DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT; (G) THAT THE TWENTY-ONE DAY PERIOD STARTED ON THE SEPARATION DATE, WHEN WEHRENBERG RECEIVED THIS AGREEMENT FROM FEDERAL, AND THAT ANY CHANGES MADE TO THE AGREEMENT SINCE THAT DATE, WHETHER MATERIAL OR IMMATERIAL, HAVE NOT RESTARTED THE RUNNING OF THE TWENTY-ONE DAY PERIOD; AND (H) THAT, FOLLOWING
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WEHRENBERG'S EXECUTION OF THIS AGREEMENT, WEHRENBERG WILL HAVE SEVEN DAYS IN
WHICH TO REVOKE HIS ACCEPTANCE OF THIS AGREEMENT, IN WRITING AND DELIVERED TO:
MR. ROBERT WELDING, 1415 WEST 22nd STREET, OAK BROOK, ILLINOIS 60523-2004, AND THAT IF WEHRENBERG CHOOSES NOT TO SO REVOKE, THIS AGREEMENT SHALL THEN BECOME EFFECTIVE AND ENFORCEABLE.

            IN WITNESS WHEREOF, the parties hereto have executed or caused this AGREEMENT to be duly executed as of the 29th day of February, 2004.

Dated: February 29, 2004

      /s/ Kim A. Wehrenberg                          /s/ Richard L. Ritz
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          Kim A. Wehrenberg                       Federal Signal Corporation

                                             By: Richard L. Ritz

                                             Its: Vice President and Controller